THUNDER MOUNTAIN GOLD, INC. 11770 W. President Dr., Ste. F Tel: (208) 658-1037 Boise, Idaho 83713

OTCQB:  THMG                                                                                                    TSX-V:  THM

News Release

THUNDER MOUNTAIN GOLD APPOINTS MR. JAMES A. SABALA

TO ITS BOARD

Boise, Idaho – October 27, 2016 - Thunder Mountain Gold, Inc. (the “Company” or “Thunder Mountain”) (TSX-V: THM; OTCQB: THMG) is pleased to announce that the Board of Directors has appointed James A. Sabala as a Director of Thunder Mountain Gold, replacing Mr. Ed Fields who will step aside and serve the Board as Technical Advisor.

Ralph Noyes, former Vice President of Metal Mining – Hecla Mining Company, and fellow Board Member commented, “I had the pleasure of working opposite Jim during his tenure at Coeur Mining and Stillwater Mining Company, negotiating several transactions with his company. Besides his competence in the financial markets, and concentrate marketing, Jim understands the technology and psychology of underground mining.  I look forward to our continuing association.”

Prior to his retirement in May, 2016, Mr. Sabala was Senior Vice President and Chief Financial Officer of Hecla Mining Company, a silver, gold, lead and zinc mining company with operations throughout North America and Mexico. Mr. Sabala was appointed Chief Financial Officer in May 2008 and Senior Vice President in March 2008. Prior to his employment with Hecla Mining Company, Mr. Sabala was Executive Vice President – Chief Financial Officer of Coeur Mining from 2003 to February 2008. Mr. Sabala also served as Vice President-Chief Financial Officer of Stillwater Mining Company from 1998 to 2002. Mr. Sabala has served as a director of Arch Coal (NYSE:ACI) since February, 2015 and currently serves as a director of Dolly Varden Silver (TSX-V: DV).

Mr. Sabala graduated from the University of Idaho with a B.S. Business, Summa Cum Laude in 1978, and currently resides near Coeur d`Alene, Idaho.

Jim Collord, Vice President, Chief Operating Officer, and founding member of the Company with Board service of more than 38 years added, “I am very excited to see the positive evolution of Thunder Mountain with the addition Jim Sabala.  The makeup of the Board will be able to direct the Company into the future. At the same time, we greatly appreciate the time and expertise that Ed Fields has brought to the Board, and we look forward to his continued service as Technical Advisor.”

Thunder Mountain Gold, Inc, is a U.S. – based exploration company founded in 1935, has assembled a top tier Board and Management team, with direct ownership interest in two U.S. precious and base metal projects. The Company’s principal asset is The South Mountain Project – a former producer of zinc-silver-gold project with copper and lead, located in southern Idaho`s Owyhee County.  The Company`s Trout Creek Project is a grass roots gold target, drill ready, and located in the Eureka-Battle Mountain trend of central Nevada.  For more information on Thunder Mountain Gold, please visit the Company’s website at Thundermountaingold.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. The forward-looking statements are based on certain assumptions, which could change materially in the future. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.  The United States Securities and Exchange Commission (“SEC”) permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric Jones

Jim Collord

President and Chief Executive Officer

Chief Operating Officer

eric@thundermountaingold.com

jim@thundermountaingold.com

Tel: (208) 658-1037

Tel: (208) 658-1037